Exhibit 10.59

AMENDMENT TO OCTOBER 1, 2014 STOCK OPTION AGREEMENT

This Amendment, effective as of October 1, 2014, between Rockwell Medical, Inc. (the “Company”) and Robert L. Chioini (the “Optionee”).

WHEREAS, the October 1, 2014 resolutions of the Compensation Committee authorizing the October 1, 2014 Tranche B grant of 250,000 options (the “Tranche B Options”) to Optionee provide that the related option agreement shall state that such options are not intended to be exempt from Section 162(m) of the Internal Revenue Code of 1986;

WHEREAS, this Amendment is being executed in accordance with the authorizing resolutions for the Tranche B Options in order to modify the grant agreement, dated as of October 1, 2014 (the “Tranche B Grant Agreement”);

NOW THEREFORE, the Tranche B Grant Agreement is amended as follows:

1.                                      Section 1.1 is amended to add the following at the end of such section:

The Option is not intended to satisfy the requirements of or be exempt from Section 162(m) of the Internal Revenue Code of 1986.

2.                                      Except as specifically modified herein, the remaining provisions of the Tranche B Grant Agreement remain in full force and effect.

3.                                      This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same Amendment.  This Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed on this 17th day of February, 2015, effective as of October 1, 2014.

ROBERT L. CHIOINI, as Optionee

/s/ Robert L. Chioini

ROCKWELL MEDICAL, INC.

By:	/s/ Thomas E. Klema
Thomas E. Klema
Vice President, Chief Financial Officer and Treasurer